Exhibits 5.1, 8.1 and 23.1
                                                      --------------------------





                                    June 25, 1997


PaineWebber Mortgage Acceptance Corporation IV
1285 Avenue of the Americas
New York, New York  10019

               Re: PaineWebber Mortgage Acceptance Corporation IV Asset-Backed Certificates and Asset-Backed Notes Registration Statement on Form S-3
                      ------------------------------------------------

Dear Sirs:

               We are counsel to PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes"; and together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the forms filed as an Exhibit to the Registration Statement. The Notes are issuable in series pursuant to separate indentures (each such indenture, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

                           In connection with rendering this opinion letter, we
have examined the forms of the Pooling and Servicing Agreements and Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

PaineWebber Mortgage Acceptance Corporation IV
June 25, 1997                                                         Page 2.


                           In rendering this opinion letter, we express no
opinion as to the laws of any jurisdiction other than the laws of the State of New York, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                           Based on the foregoing, we are of the opinion that:

                           1.       When a Pooling and Servicing Agreement for a
series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

                           2.       When an Indenture for a series of Notes has
been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

                           3.       When a Pooling and Servicing Agreement for a
series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

                           4.       When an Indenture for a series of Notes has
been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Notes will be entitled to the benefits of that Indenture.

                           5.       The description of federal income tax
consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed.

PaineWebber Mortgage Acceptance Corporation IV
June 25, 1997                                                       Page 3.

                           We hereby consent to the filing of this opinion
letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                       Very truly yours,

                                       THACHER PROFFITT & WOOD


                                       By  /s/ Thacher Proffitt & Wood